UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2006

UNITED WISCONSIN GRAIN PRODUCERS, LLC

(Exact name of small business issuer as specified in its charter)

Wisconsin	000-50733	39-2032455
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

W1231 Tessmann Drive

Friesland, Wisconsin 53935-0247

(Address of principal executive offices)

(920) 348-5016

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition and Item 7.01 Regulation FD Disclosure

On April 22, 2006, at our 2006 Annual Meeting of Members, Barb Bontrager, our Chief Financial Officer, reported the Company’s unaudited earnings for the quarter ending on March 31, 2006.  She reported our unaudited first quarter revenues at $22,726,555 and our unaudited first quarter net income at $4,703,420.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED WISCONSIN GRAIN PRODUCERS, LLC

April 24, 2006	/s/ Barb Bontrager
Date	Barb Bontrager, Chief Financial Officer